EXHIBIT 2.01

                          Merger Agreement Schedules
                                                                   Schedule A
             Holders of Common Stock Delivering Proxies to Parent


BJS Capital Partners, L.P.
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                                                                   Schedule B


                            Holders of Parent Stock
                       Delivering Proxies to the Company


Melvin Simon & Associates, Inc.

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                                                                   Schedule C

                               Parent Principals


Melvin Simon
Herbert Simon
David Simon
Deborah J. Simon
Cynthia J. Simon
Irwin Katz, as Successor Trustee under Declaration of Trust and Trust Agreement dated August 4, 1970
Irwin Katz, as Trustee of the Melvin Simon Trust No. 1, the Melvin Simon Trust
 No.6, the Melvin Simon Trust No. 7 and the Herbert Simon Trust No. 3
Melvin Simon & Associates, Inc.
Penn Simon Corporation
Naco Simon Corp.
Sandy Springs Properties, Inc.
Simon Enterprises, Inc.
S.F.G. Company, L.L.C.
Melvin Simon, Herbert Simon and David Simon, not individually but as voting trustees under that certain Voting Trust Agreement, Voting Agreement and Proxy dated as of December 1, 1993, between Melvin Simon & Associates, Inc. and Melvin Simon, Herbert Simon and David Simon.

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                                                                   Schedule D


                              Company Principals
The Edward J. DeBartolo Corporation
The Estate of Edward J. DeBartolo
Edward J. DeBartolo, Jr., individually, and in his capacity as Trustee under
 (i) the Lisa Marie DeBartolo Revocable Trust, (ii) the Tiffanie Lynne DeBartolo Revocable Trust and (iii) Edward J. DeBartolo Trust No. 7 for the benefit of Nicole Anne DeBartolo
Cynthia R. DeBartolo
Marie Denise DeBartolo York, individually, and in her capacity as Trustee under
 (i)  Edward J. DeBartolo Trust No. 8 for the benefit of John Edward York,
 (ii) Edward J. DeBartolo Trust No. 9 for the benefit of Anthony John York,
 (iii)Edward J. DeBartolo Trust No. 10 for the benefit of Mara Denise York and
 (iv) Edward J. DeBartolo Trust No. 11 for the benefit of Jenna Marie York
Bay Park, Inc.
Ward Plaza Associates
Cheltenham Shopping Center Associates
Summit Mall, Inc.
Tyrone Square, Inc.
Upper Valley Mall, Inc.
Mission Viejo Mall, Inc.
Pinellas Square, Inc.
Great Lakes Mall, Inc.
Palm Beach Mall, Inc.
Lafayette Square, Inc.
Lima Mall, Inc.
Richmond Mall, Inc.
Woodville Mall, Inc.
DeBartolo Adventura, Inc.
Boynton Beach, Inc.
The Florida Mall Corporation
DeBartolo, Inc.
D.L. Grove, Inc.
TC Mall II, Inc.
Paddock Mall, Inc.
National Industrial Development Corporation
Great Northeast Mall, Inc.
Rues Properties, Inc.
Columbia SC I, Inc.
Columbia SC II, Inc.
Northgate I Real Estate Corporation
Northgate II Real Estate Corporation
Tacoma SC I, Inc.
Tacoma SC II, Inc.
Coral Square Associates
South Bend Associates
Washington Square Associates
H-Castleton